Press release.

Company Contact:

Annabel Greenberg
Aquiline
+44 7717-252-307
agreenberg@aquiline.com

Leslie Wojcik
SEI
+1 610-676-4191
lwojcik@seic.com
Pages: 2

Media Contact:

Anthony Silverman
Apella Advisors
+44 7818-036-579
aquiline@apellaadvisors.com

Kerry Mullen
Vested
+1 917-765-8720
kerry@fullyvested.com

FOR IMMEDIATE RELEASE

Aquiline Completes Acquisition of SEI's Family Office Services Business

PHILADELPHIA and OAKS, Pa., July 1, 2025 – Aquiline, a private investment firm specializing in financial services and technology, and SEI® (NASDAQ:SEIC) today announced the close of Aquiline's acquisition of SEI's Family Office Services business. Effective June 30, the business will now operate under the name Archway and deliver integrated technology and outsourced services that support the accounting, investment management, and reporting needs of family offices and financial intermediaries.

Vincenzo La Ruffa, Managing Partner at Aquiline, said:

"The intricate nature of many family offices requires a robust infrastructure that can support the complexity of their wealth and investments. For decades, the Archway Platform℠ has streamlined investment management, operations, and reporting functions to enable efficiency and growth. We are excited to invest in Archway to support the continued success of their clients. SEI's depth of expertise across the financial services industry has been invaluable throughout this process."

Sandy Ewing, Former Head of SEI's Family Office Services business, added:

"Aquiline and SEI share a commitment to transforming client experiences through comprehensive technology solutions that deliver powerful financial insights. We are proud to have delivered best-in-class services to family offices through both the scale of our business and Archway's capabilities. We are confident Aquiline will continue to enhance the Archway Platform, drive industry adoption, and enable Archway's clients' success."

© 2025 SEI®
1

© 2025 SEI® 2 The Archway Platform is a market-leading solution designed to streamline operations and deliver sophisticated financial reporting for ultra-high-net-worth families. As of March 31, 2025, the platform supported $733 billion in assets.1 Morgan Stanley & Co. LLC served as financial advisor to Aquiline, and Ropes & Gray LLP served as legal counsel to Aquiline. Holland & Knight served as legal counsel to SEI. 1Assets on platform is not indicative of potential revenue. About Aquiline Aquiline Capital Partners LP (“Aquiline”) is a private investment firm based in New York, London, and Philadelphia, that is dedicated to financial services and technology. As of March 31, 2025, Aquiline has approximately $12 billion of assets under management and has deployed approximately $7.4 billion of capital across the firm’s three strategies in private equity, venture, and credit. For more information about Aquiline, its investment professionals, and its portfolio companies, visit www.aquiline.com. About SEI® SEI (NASDAQ:SEIC) is a leading global provider of financial technology, operations, and asset management services within the financial services industry. SEI tailors its solutions and services to help clients more effectively deploy their capital—whether that’s money, time, or talent—so they can better serve their clients and achieve their growth objectives. As of March 31, 2025, SEI manages, advises, or administers approximately $1.6 trillion in assets. For more information, visit seic.com. Forward-looking statements This release contains forward-looking statements within the meaning or the rules and regulations of the United States Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology, such as “may,” “will,” “expect,” “believe” and “continue” or “appear.” SEI’s forward-looking statements include its’s current expectations as to the degree to which Aquiline will continue to enhance the Archway Platform, drive industry adoption, and enable Archway’s clients’ success. You should not place undue reliance on SEI’s forward-looking statements in this release, as they are based on the current beliefs and expectations of SEI’s management and subject to significant risks and uncertainties, many of which are beyond the control of SEI’s management and are subject to change. Although SEI’s management believes the assumptions upon which it bases SEI’s forward-looking statements are reasonable, they could be inaccurate. Some of the additional risks and important factors that could cause actual results to differ from those described in SEI’s forward-looking statements can be found in the “Risk Factors” section of SEI’s Annual Report on Form 10-K for the year ended Dec. 31, 2024, filed with the United States Securities and Exchange Commission. ###